                                                                   Exhibit 12.A3

                        SANDLER O'NEILL & PARTNERS, L.P.
                              2 WORLD TRADE CENTER
                                   104TH FLOOR
                            NEW YORK, NEW YORK 10048
                            TOLL FREE (800) 635-6860


                         CITIZENS FIRST FINANCIAL CORP.
                        OFFER TO PURCHASE FOR CASH UP TO
                       391,000 SHARES OF ITS COMMON STOCK
                    AT A PURCHASE PRICE NOT LESS THAN $15.00
                        NOR IN EXCESS OF $17.00 PER SHARE


           THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
                  5:00 P.M., EASTERN TIME, ON DECEMBER 1, 2000
                          UNLESS THE OFFER IS EXTENDED.



To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         Citizens First Financial Corp., a Delaware corporation ("Company"), has appointed us to act as Dealer Manager/Information Agent in connection with its offer to purchase for cash up to 391,000 shares of its Common Stock, $0.01 par value per share ("Shares"), at prices not less than $15.00 nor in excess of $17.00 per share, specified by shareholders tendering their Shares, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated October 31, 2000, and in the related Letter of Transmittal (which together constitute the "Offer").

         The Company will determine the single per Share price, not less than $15.00 nor in excess of $17.00 per Share, net to the seller in cash ("Purchase Price"), that it will pay for Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price that will allow it to buy 391,000 shares (or such lesser number of Shares as are properly tendered at prices not less than $15.00 nor in excess of $17.00 per Share). All Shares validly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) will be purchased at the Purchase Price, subject to the terms and conditions of the Offer, including the proration provisions. See Section 1 of the Offer to Purchase.

         Upon the terms and subject to the conditions of the Offer, if, at the expiration of the Offer, more than 391,000 shares are validly tendered at or below the Purchase Price and not withdrawn, the Company will buy Shares (i) from shareholders who owned beneficially as of the close of business on October 24, 2000, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares who properly tender all their Shares at or below the Purchase Price, and (ii) then, on a pro rata basis, from all other shareholders who properly tender their Shares at prices at or below the Purchase Price (and do not withdraw them prior to the expiration of the Offer). See Sections 1 and 2 of the Offer to Purchase. All Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date.

         THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED PURSUANT TO THE OFFER. SEE SECTION 6 OF THE OFFER TO PURCHASE.

         No fees or commissions will be payable to brokers, dealers or any person for soliciting tenders of Shares pursuant to the Offer other than fees paid to the Dealer Manager/Information Agent as described in the Offer to Purchase. The Company will, upon request, reimburse brokers and banks for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

         No broker, dealer, bank, trust company or fiduciary shall be deemed to be an agent of the Company, including Sandler O'Neill & Partners, L.P. as "Dealer Manager/Information Agent," and Registrar and Transfer Company as "Depositary," for purposes of the Offer.

         For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1.       Offer to Purchase, dated October 31, 2000;

         2. Letter to Clients which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.;

         3. The Notice of Guaranteed Delivery to be used to accept the Offer if shares and all other required documents cannot be delivered to the Depositary by the Expiration Date;

         4. Letter, dated October 31, 2000 from C. William Landefeld, President and Chief Executive Officer of the Company, to shareholders of the Company;

         5. Letter of Transmittal for your use and for the information of your clients (together with substitute Form W-9); and

         6. A return envelope addressed to Registrar and Transfer Company, as Depositary.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON DECEMBER 1, 2000, UNLESS THE OFFER IS EXTENDED.

         In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal and any other required documents should be sent to the Depositary with either certificate(s) representing the tendered Shares or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

         Any inquiries you may have with respect to the Offer should be addressed to the Depositary or the Dealer Manager/Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

         Additional copies of the enclosed material may be obtained from the Dealer Manager/Information Agent by calling, toll free: (800) 635-6860.


                                            Very truly yours,




                                            SANDLER O'NEILL & PARTNERS, L.P.




Enclosures

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR ANY OF ITS AFFILIATES, THE DEALER MANAGER/INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                         CITIZENS FIRST FINANCIAL CORP.

             OFFER TO PURCHASE FOR CASH UP TO 391,000 SHARES OF ITS
          COMMON STOCK AT A PURCHASE PRICE NOT LESS THAN $15.00 NOR IN
                           EXCESS OF $17.00 PER SHARE

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
        EASTERN TIME, ON DECEMBER 1, 2000, UNLESS THE OFFER IS EXTENDED.



To Our Clients:

         Enclosed for your consideration are the Offer to Purchase, dated October 31, 2000, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Citizens First Financial Corp., a Delaware corporation ("Company"), to purchase up to 391,000 Shares of its Common Stock, $0.01 par value per share ("Shares"), at prices not less than $15.00 nor in excess of $17.00 per Share, as specified by tendering shareholders, upon the terms and subject to the conditions set forth in the Offer.

         The Company will determine the single per Share price, not less than $15.00 nor in excess of $17.00 per Share, net to the seller in cash ("Purchase Price"), that it will pay for Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price that will allow it to buy 391,000 Shares (or such lesser number of Shares as are validly tendered at prices not less than $15.00 nor in excess of $17.00 per Share). All Shares properly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) will be purchased at the Purchase Price, subject to the terms and conditions of the Offer, including the proration provisions. See Section 1 of the Offer to Purchase.

         Upon the terms and subject to the conditions of the Offer, if, at the expiration of the Offer, more that 391,000 Shares are validly tendered at or below the Purchase Price and not withdrawn, the Company will buy Shares (i) from shareholders who owned beneficially as of the close of business on October 24, 2000, and continue to own beneficially as of the Expiration Date an aggregate of fewer than 100 Shares who properly tender all their shares at prices at or below the Purchase Price, and (ii) then, on a pro rata basis, from all other shareholders who properly tender at or below the Purchase Price (and do not withdraw them prior to the expiration of the Offer). See Sections 1 and 2 of the Offer to Purchase. All Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date.

         We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

         Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

         We call your attention to the following:

         1. You may tender all or a portion of your Shares at prices not less than $15.00 nor in excess of $17.00 per Share as indicated in the attached Instruction Form, net to you in cash. If you do not wish to specify a Purchase Price you may indicate that you have tendered your Shares at the Purchase Price (not less than $15.00 nor in excess of $17.00 per Share) as determined by the Company in accordance with the terms of the Offer.

         2. The Offer is not conditioned on any minimum number of Shares being tendered pursuant to the Offer.

         3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on December 1, 2000, unless the Company extends the Offer.

         4. The Offer is for 391,000 shares, constituting approximately 20% of the Shares outstanding as of October 27, 2000.

         5. Tendering shareholders will not be obligated to pay any stock transfer taxes on the Company's purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

         6. If you beneficially held, as of the close of business on October 24, 2000, an aggregate of fewer than 100 shares and you continue to beneficially own as of the Expiration Date an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date (as defined in the Offer to Purchase) and complete the box captioned "Odd Lots" in the attached Instruction form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered at or below the Purchase Price.

         7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

                  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

                  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON DECEMBER 1, 2000, UNLESS THE COMPANY EXTENDS THE OFFER.

                  As described in Section 1 of the Offer to Purchase, if more than 391,000 Shares have been validly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase), the Company will purchase properly tendered Shares on the basis set forth below:

                  (a) first, all Shares validly tendered and not withdrawn on or prior to the Expiration Date by or on behalf of any shareholder who owned beneficially, as of the close of business on October 24, 2000 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares who:

                           (1) validly tenders all of such Shares at a price at or below the Purchase Price (partial tenders will not qualify for this preference); and

                           (2) completes the box captioned "Odd Lots" on the Letter of Transmittal; and

                  (b) second, after purchase of all of the foregoing Shares, then all other Shares validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in Section 1 of the Offer to Purchase.

                  The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Manager/Information Agent or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM
             FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                        INSTRUCTIONS FOR TENDER OF SHARES
                        OF CITIZENS FIRST FINANCIAL CORP.

         Please tender to Citizens First Financial Corp. ("Company"), on (our)
(my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of the Company dated October 31, 2000, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

         The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below, at the price per Share indicated below, pursuant to the terms and subject to the conditions of the Offer.

Aggregate number of Shares to be tendered by you for us: ______________ Shares.

         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 ON THE LETTER OF TRANSMITTAL)

         By checking one of the price boxes below, the undersigned understands that none of my Shares will be purchased if the Purchase Price is less than the price checked. If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below).

         Price (in dollars) per Share at which Shares are being tendered (See Instruction 5 on the Letter of Transmittal):

             [_] $15.00 [_] $15.50 [_] $16.00 [_] $16.50 [_] $17.00

                                    ODD LOTS
                (SEE INSTRUCTION 9 ON THE LETTER OF TRANSMITTAL)

         [_] Check here ONLY if I was the beneficial owner as of the close of business on October 24, 2000, and continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares, all of which are being tendered.

         [_] The Odd Lot Shares are being tendered at the price per Share indicated above in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered."

                                       OR

         [_] By checking this box INSTEAD OF ONE OF THE PRICE PURCHASE BOXES ABOVE, I hereby tender Shares and I am willing to accept the Purchase Price deemed by the Company in accordance with the terms of the Offer. This action will result in my receiving a price per Share as low as $15.00 or as high as $17.00.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY TO TENDER AND AT WHAT PRICE. EMPLOYEES, OFFICERS AND DIRECTORS OF THE COMPANY MAY PARTICIPATE IN THE OFFER ON THE SAME BASIS AS THE COMPANY'S OTHER SHAREHOLDERS.

Signature(s):_________________________________________________________________

             _________________________________________________________________
                             Address: (Including Zip Code)
       Names:_________________________________________________________________

             _________________________________________________________________
                    (Please Print)                     (Please Print)

             _________________________________________________________________
                             Area Code and Telephone Number
        Date:__________________________________________________________ , 2000

             _________________________________________________________________
                  (Employer Identification or Social Security Number)

         IMPORTANT: SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH THEIR INSTRUCTION FORM.